Ferro ANNOUNCES TWO TRANSACTIONS That expand

Ceramic coatings business

Acquisitions of Endeka Group and Gardenia Quimica will broaden Ferro’s portfolio of products sold into the high-end tile market, improve Ferro’s manufacturing productivity,

and provide key raw material supplies

CLEVELAND, Ohio – October 2, 2017  –– Ferro Corporation (NYSE: FOE, the “Company”), a leading global provider of functional coatings and color solutions, today announced that it has entered into a definitive agreement to acquire Endeka Group, a global producer of high-value coatings and key raw materials for the ceramic tile market.  In a separate transaction, Ferro has acquired a majority interest in Gardenia Quimica, which also supplies the ceramic tile market.  Both privately held companies are headquartered near Ferro’s facilities in Castellón, Spain, a major hub of the worldwide ceramics market.

Ferro’s acquisition of Endeka for approximately €64 million (approximately $75 million) is subject to customary closing conditions and is expected to be completed in the fourth quarter.  The transaction will be funded through excess cash and borrowings under the Company’s existing revolving credit facility.

Endeka full-year forecasted 2018 revenues are approximately €75 million (approximately $88 million).  Ferro expects the transaction to be accretive to earnings and 2018 post-synergy adjusted EBITDA, which is forecasted to be approximately €11-12 million (approximately $13-14 million).  Endeka produces frits and glazes, digital inks and colors used in the manufacture of a broad range of ceramic products, including tile, tableware and sanitaryware.  This transaction backward integrates Ferro into certain key raw materials used in the manufacture of ceramic coating materials.  Endeka has approximately 340 employees who work in 9 facilities in Europe and Asia.

The Gardenia Quimica transaction was completed on August 3, 2017.  Gardenia Quimica has 26 employees and produces mediums, additives, binders, and other ancillary products for the tile coatings industry.  Gardenia’s products enable Ferro to further backward integrate into a number of materials used by Ferro and its customers in the manufacture of tile coating products.  The transaction resulted in Ferro increasing its ownership in the joint venture company from a minority to a majority position.  Revenue is forecasted to be approximately €5 million (approximately $6 million) in 2018.

Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “These transactions will strengthen our Performance Coatings business by providing multiple opportunities for us to optimize manufacturing operations and cash conversion and to further innovate within our ceramic coating products portfolio.

“Over the past few years, we have moved our tile-oriented portfolio up the value chain, focusing on the high end of the market.  At the same time, we have driven operating efficiencies and product innovation to ensure that our customers receive the highest quality products and services.

“Endeka Group and Gardenia Quimica complement our previously announced acquisition of SPC, a high-end tile coatings manufacturer based in Italy.  These businesses allow Ferro to deliver more innovative products to the highest end of the global tile market.  Endeka is a business that has impressed us for quite some time.  Its primary production site in Castellon will provide Ferro with necessary production capacity in Spain, enabling us to avoid capital expenditures to expand our existing facilities there.  The opportunity to backward integrate into key raw materials and other complementary products allows us to broaden our product portfolio for customers, and to add manufacturing productivity.

“We are excited to work with the Endeka and Gardenia teams.  We look forward to working with them to accelerate efficiency and innovation throughout our operations and to build on our market leadership positions.”

Adjusted Earnings Before Interest, Taxes and Depreciation (“EBITDA”)

Adjusted EBITDA for the transactions excludes the impact of certain items, primarily associated with purchase accounting adjustments, transaction-related expenses and acquisition integration costs, restructuring activities, gains and losses on asset sales concluded by the companies being acquired, and other adjustments to harmonize their accounting results to our standard accounting practices. The impact of adjusting for these items cannot be determined because one of the transactions has not been completed and it is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not occurred yet.  Therefore, the Company is unable to reconcile the full-year 2018 adjusted EBITDA guidance for the acquisitions.

About Endeka Group

Endeka (http://endekaceramics.com/en/), along with its forerunner companies, headquartered in Castellon, Spain, has been servicing the ceramics and tile industries for 60 years.  Endeka has established a strong reputation for excellence through innovation and market leadership.  Endeka prides itself on being on the leading edge of coatings technology and on its dedication to delivering personalized service to customers.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include: Performance Coatings (metal and ceramic coatings), Performance Colors and Glass (glass coatings), and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,300 associates globally and reported 2016 sales of $1.15 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including, but not limited to, the Endeka Group, Gardenia Quimica, Dip-Tech, SPC, Cappelle Pigments, Electro-Science Laboratories, Delta Performance Products, Pinturas Benicarló, Ferer, Al Salomi, Nubiola, and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•	sale of products and materials into highly regulated industries;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2016.

Ferro Corporation

Investor Contact:

Kevin Cornelius Grant, 216.875.5451

Head of Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216.875.5401

Director, Corporate Communications

mary.abood@ferro.com